EXHIBIT 10.6
                             FIRST AMENDMENT TO THE
                              CHS ELECTRONICS, INC.
            DIRECTORS AND OFFICERS 1997 STOCK OPTION PLAN, AS AMENDED

         THIS FIRST AMENDMENT, made as of this 1st day of July, 1999 by CHS ELECTRONICS, INC. (hereinafter called the "Employer");

                              W I T N E S S E T H:

         WHEREAS, the Employer did establish the CHS Electronics, Inc. 1997 Directors and Officers Stock Option Plan (the "D&O Plan") for the purpose of attracting, motivating, retaining and rewarding high-quality directors and officers, and enabling such persons to acquire or increase a proprietary interest in the Employer; and

         WHEREAS, the Employer reserved the right to amend said D&O Plan;

         NOW, THEREFORE, the D&O Plan shall be amended as follows, effective as of July 1, 1999:

         1. The first sentence of subsection 11(a) of the D&O Plan is hereby amended to read as follows:

         "No Incentive Stock Option, and unless the Committee's prior written consent is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer, and any attempt to make any prohibited transfer shall be void; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to a transfer by the Optionee by will or the laws of decent and distribution."

         2. In all other respects, the D& O Plan shall remain unchanged by this Amendment.

         IN WITNESS WHEREOF, the Employer has caused this instrument to be executed the day and year first above written.

                              CHS ELECTRONICS, INC.

                              By: /s/ ANTONIO BOCCALANDO
                                 ---------------------------------------
                                 Antonio Boccalando

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